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                                                                      EXHIBIT 23




REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Maxwell Shoe Company Inc.


We have audited the accompanying consolidated balance sheets of Maxwell Shoe Company Inc. as of October 31, 1997 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended October 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Maxwell Shoe Company Inc. at October 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended October 31, 1998 in conformity with generally accepted accounting principles.




                                              ERNST & YOUNG LLP



December 16, 1998

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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-83438 and Form S-8 No. 333-55723) pertaining to the 1994 Stock Incentive Plan of Maxwell Shoe Company Inc. of our report dated December 16, 1998, with respect to the consolidated financial statements of Maxwell Shoe Company Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 1998.

Our audits also included the consolidated financial statement schedule of Maxwell Shoe Company Inc. listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                       ERNST & YOUNG LLP

Boston, Massachusetts
January 18, 1999